UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 9, 2009

Summit Hotel Properties, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

South Dakota	000-51955	20-0617340
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2701 South Minnesota Avenue, Suite 6, Sioux Falls, South Dakota		57105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	605-361-9566

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

On October 9, 2009, Summit Hotel Properties, LLC ("Company") sold an aggregate of 75.9 Units of Class A-1 Membership Interest ("Class A-1 Units"). The Class A-1 Units were offered and sold for the aggregate price of $3,795,000. Commissions on the sales totaled $319,652, resulting in net proceeds to the Company of $3,475,348.

The Class A-1 Units are being offered privately, pursuant to an exemption under Rule 506 of the Securities Act of 1933. No interests are being offered to unaccredited investors, and no sales have been made to unaccredited investors. A total of 2,000 Class A-1 Units, for an aggregate offering price of $100,000,000, are being offered. The Company Manager retains the right, in its sole discretion and without prior notice to investors, to increase the number of Class A-1 Units offered to 4,000 for an aggregate offering of $200,000,000. There is no particular class of offerees for the Class A-1 Units, and the Class A-1 Units are being sold to individuals, entities, and institutional buyers. The offering is open until August 31, 2009, unless extended by the Company Manager to October 20, 2009. Although the Class A-1 Units are denominated as "units" at the time of sale, for purposes of certain membership rights, including voting rights and certain types of distributions under the Company’s Third Amended and Restated Operating Agreement, the Class A-1 Membership Interests are expressed in percentages of ownership rather than in units.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Hotel Properties, LLC

October 13, 2009	By:	/s/ Kerry W. Boekelheide

Name: Kerry W. Boekelheide
Title: Chief Executive Officer